AMENDMENT AGREEMENT

BETWEEN FOX PETROLEUM INC

AND

CARBON ENERGY INVESTMENTS LIMITED

RELATING TO PURCHASE

OF

ALASKA OIL & GAS RESOURCES LIMITED

WHEREAS, Fox Petroleum Inc (Fox) has entered into an agreement (the Share Purchase Agreement) to purchase Alaska Oil and Gas Resources Limited (Alaska) from Carbon Energy Investment Limited (Carbon);

NOW, THEREFORE, the parties agree to amend the Share Purchase Agreement as follows:

The Consideration shall be varied so that the consideration now payable to Carbon shall be $57,500,000 payable by the issue of 2,000,000 shares within three business days of the date hereof and 55,500,000 shares on Completion.

AGREED TO BY THE PARTIES

ON BEHALF OF FOX PETROLEUM INC

ON BEHALF OF CARBON ENERGY INVESTMENTSLIMITED

DATED November 2008: